Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS RESULTS FOR THE SECOND QUARTER OF 2021

Delivered Substantial Reduction in Quarterly Net Loss and

Significant Improvement in Cash Flows from Operations

Domestic Segment Generated Positive Adjusted EBITDA for First Time Since COVID Outbreak

Plano, TX, August 6, 2021 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and six months ended June 30, 2021.  As of June 30, 2021, the Company had reopened all 323 of its domestic theatres and 152 of its 198 international theatres, showing primarily new releases during reduced operating hours.

Cinemark Holdings, Inc.’s total revenues for the three months ended June 30, 2021 were $294.7 million compared to $9.0 million for the three months ended June 30, 2020.  As a reminder, the Company’s theatres were closed for a majority of the three months ended June 30, 2020.  For the three months ended June 30, 2021, admissions revenues were $153.5 million and concession revenues were $109.8 million. For the three months ended June 30, 2021, attendance was 19.1 million patrons, average ticket price was $8.04 and concession revenues per patron were $5.75.

Net loss attributable to Cinemark Holdings, Inc. for the three months ended June 30, 2021 was $142.5 million compared to $170.4 million for the three months ended June 30, 2020. Diluted loss per share for the three months ended June 30, 2021 was $1.19 compared to $1.45 for the three months ended June 30, 2020.

Adjusted EBITDA for the three months ended June 30, 2021 was $(11.8) million compared to $(117.6) million for the three months ended June 30, 2020. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

“I’m pleased to report that the second quarter recovery of our industry and business progressed at a faster rate than we expected with the North American industry box office more than tripling first quarter results,” stated Mark Zoradi, Cinemark CEO.  “For Cinemark, the second quarter improved so materially that we were able to substantially reduce our net loss during the quarter and our domestic operations delivered positive Adjusted EBITDA for the first time since our theaters were forced to temporarily shut down last year.”

Mr. Zoradi continued, “While the recovery of Latin America continues to lag the U.S. by two to three months driven by the status of the virus, all data points and financial metrics are trending in the right direction.  We remain confident in the global resurgence of theatrical exhibition as COVID-19 is contained.  We have already witnessed this phenomenon in various parts of the world and we have now experienced it firsthand with North America’s second quarter box office results.”

Cinemark Holdings, Inc.’s total revenues for the six months ended June 30, 2021 were $409.0 million compared to $552.6 million for the six months ended June 30, 2020.  For the six months ended June 30, 2021, admissions revenues were $209.6 million and concession revenues were $149.3 million. For the six months ended June 30, 2021, attendance was 26.8 million patrons, average ticket price was $7.81 and concession revenues per patron were $5.56.  For the six months ended June 30, 2020,  attendance was 45.8 million patrons, average ticket price was $6.39 and concession revenues per patron were $4.16.

Net loss attributable to Cinemark Holdings, Inc. for the six months ended June 30, 2021 was $350.7 million compared to $230.0 million for the six months ended June 30, 2020. Diluted loss per share for the six months ended June 30, 2021 was $2.94 compared to $1.96 for the six months ended June 30, 2020.

Adjusted EBITDA for the six months ended June 30, 2021 was $(103.8) million compared to $(51.4) million for the six months ended June 30, 2020. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

As of June 30, 2021, the Company’s aggregate screen count was 5,864 and the Company had commitments to open five new theatres and 66 screens during the remainder of 2021 and twelve new theatres and 109 screens subsequent to 2021.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at https://investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, operates 521 theatres with 5,864 screens in 42 states domestically and 15 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://investors.cinemark.com/

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict, including, among others, the impacts of COVID-19.  Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 26, 2021 and the Current Report on Form 8-K filed March 4, 2021.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Statement of income data:
Revenues
Admissions	$153,479	$37	$209,600	$292,499
Concession	109,814	124	149,302	190,480
Other	31,359	8,813	50,111	69,611
Total revenues	294,652	8,974	409,013	552,590
Cost of operations
Film rentals and advertising	76,587	388	99,792	157,005
Concession supplies	18,847	2,379	25,987	37,191
Salaries and wages	50,407	8,864	81,573	96,408
Facility lease expense	67,213	65,202	132,042	147,443
Utilities and other	61,185	34,871	110,329	135,394
General and administrative expenses	37,332	28,001	73,190	69,019
Depreciation and amortization	66,920	63,581	135,080	128,837
Impairment of long-lived assets	—	—	—	16,619
Restructuring costs	(740)	19,538	(948)	19,538
Loss on disposal of assets and other	2,358	425	6,863	2,330
Total cost of operations	380,109	223,249	663,908	809,784
Operating loss	(85,457)	(214,275)	(254,895)	(257,194)
Interest expense	(37,034)	(31,041)	(73,587)	(55,707)
Interest income	3,828	803	4,474	2,887
Loss on extinguishment of debt	(3,924)	—	(6,527)	—
Foreign currency exchange gain (loss)	2,327	916	(647)	(3,932)
Distributions from NCM	—	690	77	5,914
Interest expense - NCM	(5,962)	(5,934)	(11,797)	(11,825)
Equity in loss of affiliates	(8,109)	(20,120)	(14,915)	(11,634)
Loss before income taxes	(134,331)	(268,961)	(357,817)	(331,491)
Income taxes	7,950	(98,145)	(6,693)	(101,253)
Net loss	$(142,281)	$(170,816)	$(351,124)	$(230,238)
Less: Net income (loss) attributable to noncontrolling interests	186	(427)	(416)	(258)
Net loss attributable to Cinemark Holdings, Inc.	$(142,467)	$(170,389)	$(350,708)	$(229,980)
Loss per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$(1.19)	$(1.45)	$(2.94)	$(1.96)
Diluted	$(1.19)	$(1.45)	$(2.94)	$(1.96)
Weighted average shares outstanding - Diluted	117,225	116,666	117,200	116,581

Other Operating Data

(unaudited, in thousands)

	As of	As of
	June 30,	December 31,
	2021	2020
Balance sheet data:
Cash and cash equivalents	$595,884	$655,338
Theatre properties and equipment, net	$1,492,564	$1,615,062
Total assets	$5,212,818	$5,562,922
Long-term debt, including current portion, net of unamortized debt discounts and debt issue costs	$2,499,536	$2,395,218
Equity	$397,738	$798,969

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment	International Operating Segment	Consolidated
	Three Months Ended June 30,	Three Months Ended June 30,	Three Months Ended June 30,
Revenues	2021	2021	2021
Admissions revenues	$140.6	$12.9	$153.5
Concession revenues	$99.4	$10.4	$109.8
Other revenues	$29.3	$2.0	$31.3
Total revenues	$269.3	$25.3	$294.6
Attendance	15.1	4.0	19.1
Average ticket price	$9.33	$3.21	$8.04
Concession revenues per patron	$6.59	$2.60	$5.75

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended		Three Months Ended			Three Months Ended
	June 30,		June 30,			June 30,
Cost of Operations	2021	2020	2021	2020	Constant Currency (1) 2021	2021	2020
Film rentals and advertising	$70.3	$0.2	$6.3	$0.2	$6.6	$76.6	$0.4
Concession supplies	$16.1	$1.5	$2.7	$0.9	$2.7	$18.8	$2.4
Salaries and wages	$43.5	$3.4	$6.9	$5.4	$7.2	$50.4	$8.8
Facility lease expense	$59.9	$59.8	$7.3	$5.4	$7.3	$67.2	$65.2
Utilities and other	$52.9	$28.8	$8.3	$6.1	$8.5	$61.2	$34.9

	U.S. Operating Segment		International Operating Segment			Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,		Constant Currency (1)	Six Months Ended June 30,
Revenues	2021	2020	2021	2020	2021	2021	2020
Admissions revenues	$189.1	$232.3	$20.5	$60.2	$21.9	$209.6	$292.5
Concession revenues	$132.4	$152.8	$16.9	$37.7	$17.8	$149.3	$190.5
Other revenues	$44.9	$50.4	$5.2	$19.2	$6.0	$50.1	$69.6
Total revenues	$366.4	$435.5	$42.6	$117.1	$45.7	$409.0	$552.6
Attendance	20.3	27.9	6.5	17.9		26.8	45.8
Average ticket price	$9.31	$8.33	$3.15	$3.36	$3.36	$7.81	$6.39
Concession revenues per patron	$6.52	$5.48	$2.59	$2.11	$2.73	$5.56	$4.16

	U.S. Operating Segment		International Operating Segment			Consolidated
	Six Months Ended		Six Months Ended			Six Months Ended
	June 30,		June 30,			June 30,
Cost of Operations	2021	2020	2021	2020	Constant Currency (1) 2021	2021	2020
Film rentals and advertising	$89.6	$128.2	$10.2	$28.8	$11.0	$99.8	$157.0
Concession supplies	$21.6	$27.1	$4.4	$10.1	$4.6	$26.0	$37.2
Salaries and wages	$68.4	$74.6	$13.2	$21.8	$14.4	$81.6	$96.4
Facility lease expense	$118.9	$125.2	$13.1	$22.2	$13.6	$132.0	$147.4
Utilities and other	$92.9	$103.8	$17.4	$31.6	$19.0	$110.3	$135.4
(1)

Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2020. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results.    We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Adjusted EBITDA (1)
U.S.	$519	$(96,252)	$(76,478)	$(40,180)
International	(12,340)	(21,366)	(27,293)	(11,227)
Total Adjusted EBITDA (1)	$(11,821)	$(117,618)	$(103,771)	$(51,407)
Capital expenditures
U.S.	$11,483	$11,028	$25,124	$36,701
International	3,656	1,788	7,695	10,258
Total capital expenditures	$15,139	$12,816	$32,819	$46,959
(1)

Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss)	$(142,281)	$(170,816)	$(351,124)	$(230,238)
Add (deduct):
Income taxes	7,950	(98,145)	(6,693)	(101,253)
Interest expense	37,034	31,041	73,587	55,707
Other expense, net (a)	7,914	24,335	22,885	24,504
Distributions from DCIP (b)	—	5,222	—	10,383
Cash distributions from other equity investees (c)	—	1,456	156	12,901
Depreciation and amortization	66,920	63,581	135,080	128,837
Impairment of long-lived assets	—	—	—	16,619
Restructuring costs	(740)	19,538	(948)	19,538
Loss on disposal of assets and other	2,358	425	6,863	2,330
Loss on extinguishment of debt	3,924	—	6,527	—
Non-cash rent	(807)	1,424	(679)	833
Share based awards compensation expense (d)	5,907	4,321	10,575	8,432
Adjusted EBITDA	$(11,821)	$(117,618)	$(103,771)	$(51,407)
(a)	Includes interest income, foreign currency exchange loss, interest expense – NCM and equity in income (loss) of affiliates.
(b)	Cash distributions from DCIP, which were recorded as a reduction of the Company’s investment in DCIP.
(c)	Cash distributions received from equity investees, other than those from DCIP noted above, that were recorded as a reduction of the respective investment balances.
(d)	Non-cash expense included in general and administrative expenses.